Exhibit 10.11

Amendment No. 1
to
Agreement for the Purchase and Sale of Partnership Interests

This AMENDMENT NO. 1 TO THE AGREEMENT FOR THE PURCHASE AND SALE OF PARTNERSHIP INTERESTS (the “Amendment”) is made and entered into as of September 21, 2015 by and among ETRE Holdings R-1, LLC, a Delaware limited partnership (as successor to ETRE Holdings A-2, LLC) (the “Purchaser”), 1 Brown Street Associates, L.P., a Pennsylvania limited partnership (“Brown”), 800 Delaware Ave Associates, L.P., a Pennsylvania limited partnership (“800 Delaware” and together with Brown, the “Owners”), Waterview Grande L.P., a Pennsylvania limited partnership (“Waterview LP”), 1-33 Brown Street, LLC (the “Brown GP”) and 800 North Delaware Avenue, LLC (the “800 Delaware GP”, and together with Brown GP, and the Waterview LP, collectively, the “Sellers”). The Purchaser, the Sellers and the Owners are collectively referred to as the Parties” and individually as a “Party”).

Reference is made to the Agreement for the Purchase and Sale of Partnership Interests entered into as of April 16, 2015 by and among the Parties (as modified by that certain Extension Agreement dated as of May 13, 2015 and as otherwise may be amended or modified from time to time, the “PSA”). Capitalized terms used herein but not otherwise defined shall have the meaning assigned such term in the PSA.

The Parties hereby agree that (notwithstanding anything in the PSA to the contrary):

(i)	The agreed-upon value for the Property shall be $82,000,000;

(ii)	The Total Consideration paid to the Sellers shall be equal to $78,000,000.

(iii)	Section 1.3(a) of the PSA shall be amended and restated as follows:

“(a) At the Closing, subject to the terms and conditions in this Agreement, the Purchaser shall, in exchange for the transfer to it of the Interests, pay to the Sellers total consideration equal to $77,999,545 (the “Total Consideration”), which is based on a Property value of $82,000,000 as described on Exhibit F attached hereto. If net proceeds, after payment of all Transaction Expenses, of (i) the IPO (the “IPO Proceeds”), and (ii) the New Loan result in an amount that is less than $77,999,545, then the Sellers shall have the option to either (1) retain additional Limited Partnership Interests as Retained Interests in each of the Owners in exchange for proportionately less cash, or (2) terminate this Agreement.”

(iv)	Section 2.1(a)(iii) of the PSA shall be amended and restated as follows:

“(iii) Unless the Sellers elect under Section 1.3(a)(1) in their sole and absolute discretion to retain additional Retained Interests, the Purchaser shall have received, concurrently with Closing hereunder (after payment of all Transaction Expenses), IPO Proceeds and a New Loan in an aggregate amount equal to $77,999,545 (it being acknowledged, for the avoidance of doubt, that if the Sellers so elect to retain additional Retained Interests pursuant to Section 1.3(a)(1), then this condition shall be deemed satisfied);”

(v)Exhibit B to the PSA shall be amended and restated as of the Closing to conform with any requirements requested by the Purchaser’s mortgage lender for the New Loan (the “Lender”), including, without limitation, the addition of standard Special Purpose Entity covenants.

(vi)Exhibit E to the PSA shall be amended and restated as shown on Exhibit E to this Amendment, so that the Owners shall not be parties to the Administrative Services Agreement.

(vii)Exhibit F to the PSA shall be amended and restated as shown on Exhibit F to this Amendment.

(viii)Sellers hereby acknowledge that the Purchaser has assigned its interest in the PSA from ETRE Holdings A-2, LLC to its affiliate, ETRE Holdings R-1, LLC.

(ix)In accordance therewith, all instances in the PSA of “ETRE REIT LLC, Series A-2”, “Series A-2 REIT”, “Series A-2 Common Shares” and “Series A-2 Limited Liability Company Interests” shall be replaced with and shall be deemed to refer to “ETRE Residential, LLC, Series R-1”, “Series R-1 REIT”, “Series R-1 Common Shares” and “Series R-1 Limited Liability Company Interests”, respectively.

(x)Sellers hereby acknowledge that the prior submission of the Registration Statement by ETRE Residential, LLC, Series R-1 is in accordance with Section 1.6(d) of the PSA.

(xi)If the Closing has not occurred by October 31, 2015 (the “Outside Closing Date”), and such delay is not caused by the intentional or willful act or delay of the Sellers, Sellers shall have the right to terminate this Agreement upon written notice to the Purchaser. Notwithstanding the foregoing, Purchaser shall have a one-time right to extend the Outside Closing Date to November 17, 2015 by providing written notice to Sellers on or prior to the Outside Closing Date.

Except as expressly amended by this Amendment, the terms of the PSA (and each Party’s rights and obligations thereunder) shall remain unchanged and shall continue in full force and effect.

This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the choice of law provisions thereof.

This Amendment may be executed in multiple counterparts. If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart. To facilitate execution of this Amendment, the Parties may execute and exchange by facsimile or electronic mail PDF copies of counterparts of the signature pages.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date and year first above written.

PURCHASER
ETRE HOLDINGS R-1, LLC
By: Series R-1 of ETRE Residential, LLC,
its sole member

By:_/s/ Paul Frischer___________________
Name: Paul Frischer
Title: Authorized Signatory
OWNERS

1 Brown Street ASSOCIATES, L.P.,

By: 1-33 Brown Street, LLC, its general partner

By:_/s/ Michael Samschick_____________
Name: Michael Samschick
Title: President

800 Delaware Ave Associates L.P.,
By: 800 North Delaware Avenue, LLC, its general partner

By: /s/ Michael Samschick____________
Name: Michael Samschick
Title: President

SELLERS

WATERVIEW GRANDE, L.P.

By: Waterview Grande General, LLC, its general partner

By:_ /s/ Michael Samschick_____________
Name: Michael Samschick
Title: President

1-33 BROWN STREET, LLC

By: /s/ Michael Samschick______________
Name: Michael Samschick
Title: President

800 NORTH DELAWARE AVENUE, LLC

By:_ /s/ Michael Samschick____________
Name: Michael Samschick
Title: President

Exhibit E
FORM OF ADMINISTRATIVE AGREEMENT

Exhibit F
Assumed CAPITALIZATION OF THE PROPERTY AND USE OF FUNDS
The following represents the expected capitalization of the Owners as of the Closing and the use of funds from the IPO Proceeds and New Loan, but may change based on the actual IPO Proceeds, the principal amount of the New Loan, or changes to other line items.

Capitalization
Property Value	$82,000,000
Reserves Capex	$500,000
Other Reserves	$0
Transaction Costs	$5,867,776
Total Capitalization	$88,367,776

Debt	$52,000,000
Equity	$36,367,776
REIT Equity	$32,367,321
Core Equity	$4,000,455

Use of Funds
Proceeds to Core	$77,999,545
Core Retained Interest	$4,000,455
Transaction Costs	$5,867,776
Reserves	$500,000
Total Uses	$88,367,776